TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Schuff  Steel

Name of Security:                           Schuff  Steel  10.5% due 06/01/08,
 cusip# 808156AA1
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Years of Issuers Operations:                         12 years

Date of Purchase:                                    06/01//98

Number of Units Purchased:                  400,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $400,000.00

Portfolio Assets on Trade Date:                      $35,421,910

 % Gross Underwriting Spread:                        3%

Underwriting Type:                                   Firm

 Total Offering:                                     25,000,000

25% of Offering:                                     6,250,000 Par value
3% of Total Assets:                                  $1,062,657.30

Underwriter :                                        Donaldson, Lufkin &
Jenrette

                                                     Jefferies

Broker from whom Portfolio purchased:                Jefferies